EXHIBIT 99.1

Press Release dated July 19, 2007

99.1-1

NEWS RELEASE

Valerie C. Carlson
First Vice President, Corporate Communications
203.338.2351 Fax: 203.338.3461
valerie.carlson@peoples.com

FOR IMMEDIATE RELEASE

JULY 19, 2007

PEOPLE’S UNITED FINANCIAL REPORTS 2ND QUARTER IMPROVEMENT IN NET INCOME OF 61 PERCENT OVER PRIOR YEAR AFTER ADJUSTMENT FOR FUNDING ITS NEWLY ESTABLISHED CHARITABLE FOUNDATION

BRIDGEPORT, CT. – People’s United Financial, Inc. (NASDAQ: PBCT) today announced net income of $13.5 million, or $0.05 per share, for the second quarter of 2007. The current quarter’s results reflect the previously announced $60 million contribution to the People’s United Community Foundation, which had the effect of reducing net income by $39.6 million, or $0.13 per share. Excluding this charge, net income would have been $53.1 million, or $0.18 per share, compared to $32.9 million, or $0.11 per share, for the second quarter of 2006. Prior period per share information has been adjusted to reflect the exchange of People’s Bank common stock for 2.1 shares of People’s United Financial common stock upon completing the second-step conversion on April 16, 2007.

For the second quarter of 2007, return on average assets was 0.40 percent and return on average stockholders’ equity was 1.4 percent, compared to 1.20 percent and 10.1 percent, respectively, for the year-ago quarter. Return on average assets and return on average stockholders’ equity would have been 1.59 percent and 5.34 percent, respectively, for the second quarter of 2007, excluding the previously mentioned $60 million contribution.

The Board of Directors of People’s United Financial declared a $0.1333 per share quarterly dividend, payable August 15, 2007 to shareholders of record on August 1, 2007. Based on the closing stock price on July 18, 2007, the dividend yield on People’s United Financial common stock is 3.1 percent.

President and Chief Executive Officer, John A. Klein stated, “The successful completion of our second-step conversion in April, which raised $3.44 billion in gross proceeds, followed by our recent announcement of an agreement to acquire the Chittenden Corporation, were truly significant milestones for the company.”

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People’s United Financial, Inc. Reports 2Q Earnings

Klein added, “In addition, the announcement of our rebranding to People’s United Bank will facilitate our plans for continued growth in new and existing markets, while at the same time emphasizing our commitment to our customers and communities. Our funding of the People’s United Community Foundation also exemplifies this commitment.”

Klein concluded, “And, of course, in mid-June we opened our first Westchester County, New York branch in an attractive Scarsdale location. Overall, it has been a busy quarter in which we nonetheless continued to deliver strong financial results.”

“Key drivers of the company’s performance this quarter were a significant increase in the net interest margin and ongoing strong asset quality,” said Philip R. Sherringham, Executive Vice President and Chief Financial Officer. “The year-over-year 41 basis point improvement in the net interest margin reflects the benefits from the investment of the net proceeds from our second-step conversion and the balance sheet restructuring activities completed during 2006.”

Sherringham continued, “Average earning assets increased $2.4 billion on a year-over-year basis, reflecting increases of $3.2 billion in average short-term investments as a result of the second-step conversion and $272 million, or 3 percent, in average loans, while average securities declined $1.0 billion, or 93 percent. While average commercial banking loans increased 9 percent on a year-over-year basis, average residential mortgage loans actually declined 2 percent as a result of our decision to sell all newly-originated residential mortgage loans in the current environment.”

Sherringham added, “Although non-interest expenses increased $7.6 million, or 9 percent, from the first quarter of 2007, the large increase in net interest income due to the investment of the proceeds from the second-step conversion led to a significant improvement in the efficiency ratio to 53 percent this quarter.”

Commenting on asset quality, Sherringham stated, “Second quarter net loan charge-offs included a $3.6 million charge-off relating to one commercial banking loan that has been classified as non-performing since December 2006, comprising substantially all of total net loan charge-offs of $3.7 million for the second quarter of 2007, compared to $0.2 million in the year-ago quarter. Net loan charge-offs as a percent of average loans on an annualized basis were 0.16 percent in the second quarter of 2007, compared to 0.01 percent in the second quarter of last year.”

At June 30, 2007, non-performing assets totaled $18.4 million, a $1.0 million, or 5 percent, decrease from March 31, 2007. Non-performing assets equaled 0.20 percent of total loans, REO and repossessed assets, compared to 0.21 percent at March 31, 2007. The allowance for loan losses as a percentage of non-performing loans was 405 percent at June 30, 2007, compared to 389 percent at March 31, 2007. The allowance for loan losses as a percentage of total loans remained at 0.80 percent at both June 30, 2007 and March 31, 2007.

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People’s United Financial, Inc. Reports 2Q Earnings

Selected Financial Terms

In addition to evaluating People’s United Financial’s results of operations in accordance with generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as core deposits, purchased funds and the efficiency ratio. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts.

Core deposits is a measure of stable funding sources and is defined as total deposits, other than brokered certificates of deposit (acquired in the wholesale market), municipal deposits (which are seasonally variable by nature) and escrow deposits from People’s United Financial’s subscription offering. Purchased funds include borrowings, brokered certificates of deposit and municipal deposits.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of total non-interest expense (excluding goodwill impairment charges, amortization of acquisition-related intangibles, losses on real estate assets and nonrecurring expenses) to net interest income plus total non-interest income (excluding gains and losses on sales of assets, other than residential mortgage loans, and nonrecurring income). People’s United Financial generally considers an income or expense to be nonrecurring if it is not similar to an income or expense of a type incurred within the last two years and is not similar to an income or expense of a type reasonably expected to be incurred within the following two years. Management considers the efficiency ratio to be more representative of People’s United Financial’s ongoing operating efficiency, as the excluded items are generally related to external market conditions and non-routine transactions.

Conference Call

On July 20, 2007, at 11 a.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About People’s” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s Web site. The call will be archived on the Web site and available for approximately 90 days.

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People’s United Financial, Inc. Reports 2Q Earnings

2Q Financial Highlights (2Q 2007 compared with 2Q 2006 unless otherwise indicated)

Summary

•	Net income totaled $13.5 million, or $0.05 per share.

•	Excluding the $60 million contribution expense, earnings would have been $53.1 million, or $0.18 per share.

•	Net interest income increased $35.9 million, or 37%.

•	Reflects the investment of $3.3 billion in net proceeds from the second-step conversion.

•	Net interest margin increased 41 basis points from 2Q06 and increased 29 basis points from 1Q07 to 4.23%.

•	Provision for loan losses increased $1.6 million.

•	Net loan charge-offs in 2Q07 totaled $3.7 million (which includes a $3.6 million charge-off related to one commercial banking loan) compared to $0.2 million in 2Q06.

•	The allowance for loan losses was reduced by $1.9 million in 2Q07.

•	Non-interest income, excluding security losses, increased $2.3 million, or 5%.

•	Total fee-based revenues increased $1.0 million, or 3%.

•	Bank-owned life insurance income increased $0.5 million.

•	Non-interest expense, excluding the contribution expense, increased $9.1 million, or 11%.

•

Compensation and benefits increased $4.6 million (2Q07 included $2.3 million of amortization expense related to the newly-implemented employee stock ownership plan as well as higher compensation expense).

•	Other non-interest expense increased $3.1 million, with the largest component being expenses tied to the rebranding of the bank.

Commercial Banking

•	Average commercial banking loans grew $360 million, or 9%.

•	Average commercial non-interest-bearing deposits totaled $889 million.

•	Non-performing commercial banking assets decreased $0.3 million, or 3%, from March 31, 2007.

•	The ratio of non-performing commercial banking loans to total commercial banking loans was 0.29% at June 30, 2007, compared to 0.30% at March 31, 2007 and 0.55% at June 30, 2006.

•	Net loan charge-offs totaled $4.1 million, or 0.38% annualized, of average commercial banking loans.

Consumer Financial Services

•	Average residential mortgage loans decreased $87 million, or 2%.

•	Average consumer non-interest-bearing deposits totaled $1.2 billion.

Treasury

•	Average securities declined $1.0 billion, or 93%.

•	Average securities made up 1% of average earning assets compared to 10% in 2Q06.

•	Average short-term investments increased $3.2 billion, reflecting the investment of the net proceeds from the second-step conversion.

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People’s United Financial, Inc. Reports 2Q Earnings

People’s United Financial is a diversified financial services company providing consumer and commercial banking services, in addition to insurance, trust and financial advisory services. Its principal subsidiary, People’s United Bank, is a leader in supermarket banking, with 75 of its 160 branches located in Super Stop & Shop stores. Through its subsidiaries, People’s United Financial provides brokerage and financial advisory services, asset management, equipment financing and insurance services.

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Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; and (9) competition and its effect on pricing, spending, third-party relationships and revenues. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Access Information About People’s United Financial on the World Wide Web at www.peoples.com.

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People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006
Operating Data:
Net interest income	$132.0	$95.3	$96.1	$96.2	$96.1
Provision for loan losses	1.8	0.8	1.4	4.1	0.2
Fee-based revenues	38.5	37.8	39.5	38.2	37.5
Net security losses	—	—	—	(23.2)	(4.0)
All other non-interest income	7.0	5.8	5.8	5.5	5.7
Non-interest expense (1)	155.7	88.1	85.6	87.1	86.6
Income from continuing operations	13.1	33.1	38.7	16.9	32.2
Income from discontinued operations	0.4	0.5	0.6	0.1	0.7
Net income	13.5	33.6	39.3	17.0	32.9

Selected Statistical Data:
Net interest margin (2)	4.23%	3.94%	4.01%	3.89%	3.82%
Return on average assets (2)	0.40	1.27	1.49	0.63	1.20
Return on average stockholders’ equity (2)	1.4	10.0	11.6	5.1	10.1
Efficiency ratio	53.3	62.6	59.7	61.5	61.7

Per Common Share Data: (3)
Diluted earnings per share	$0.05	$0.11	$0.13	$0.06	$0.11
Dividends paid per share	0.13	0.12	0.12	0.12	0.12
Total dividend payout ratio	286.4%	46.1%	39.3%	91.0%	46.9%
Book value (end of period)	$14.97	$4.55	$4.49	$4.53	$4.45
Tangible book value (end of period)	14.62	4.20	4.14	4.17	4.09
Stock price:
High	21.38	22.81	21.62	19.60	16.43
Low	17.56	19.78	18.69	15.19	14.70
Close (end of period)	17.73	21.14	21.25	18.86	15.64
Average diluted shares outstanding (in millions) (4)	292.38	299.26	299.20	298.93	298.57

(1)	Includes a $60.0 million contribution to the People’s United Community Foundation for the three months ended June 30, 2007. Without the contribution, non-interest expense would have been $95.7 million.
(2)	Annualized.
(3)	Common share data has been adjusted (except total dividend payout ratio) to reflect the exchange of shares of People’s Bank common stock for 2.1 shares of People’s United Financial, Inc. common stock upon completing the second-step conversion.
(4)	The decrease from March 31, 2007 reflects the purchase of 10.5 million shares of common stock during April 2007 in connection with establishing People’s United Financial’s employee stock ownership plan.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	Six Months Ended
(dollars in millions, except per share data)	June 30, 2007	June 30, 2006
Operating Data:
Net interest income	$227.3	$190.1
Provision for loan losses	2.6	(2.1)
Fee-based revenues	76.3	75.3
Net security losses	—	(4.0)
All other non-interest income	12.8	10.3
Non-interest expense (1)	243.8	174.2
Income from continuing operations	46.2	66.1
Income from discontinued operations, net of tax	0.9	1.6
Net income	47.1	67.7

Selected Statistical Data:
Net interest margin (2)	4.10%	3.80%
Return on average assets (2)	0.78	1.24
Return on average stockholders’ equity (2)	3.5	10.4
Efficiency ratio	57.4	62.0

Per Common Share Data: (3)
Diluted earnings per share	$0.16	$0.22
Dividends paid per share	0.25	0.22
Total dividend payout ratio	115.0%	42.8%
Book value (end of period)	$14.97	$4.45
Tangible book value (end of period)	14.62	4.09
Stock price:
High	22.81	16.43
Low	17.56	14.29
Close (end of period)	17.73	15.64
Average diluted shares outstanding (in millions) (4)	295.77	298.46

(1)	Includes a $60.0 million contribution to the People’s United Community Foundation for the six months ended June 30, 2007. Without the contribution, non-interest expense would have been $183.8 million.
(2)	Annualized.
(3)	Common share data has been adjusted (except total dividend payout ratio) to reflect the exchange of shares of People’s Bank common stock for 2.1 shares of People’s United Financial, Inc. common stock upon completing the second-step conversion.
(4)	The six months ended June 30, 2007 reflects the purchase of 10.5 million shares of common stock during April 2007 in connection with establishing People’s United Financial’s employee stock ownership plan.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006
Financial Condition Data:
General:
Total assets	$13,822	$11,602	$10,687	$10,612	$11,005
Loans	9,046	9,310	9,372	9,185	9,034
Securities, net	70	73	77	202	901
Allowance for loan losses	73	74	74	74	74
Deposits	9,091	9,968	9,083	8,979	9,203
Core deposits	9,054	9,280	9,039	8,931	9,155
Borrowings	—	8	4	14	221
Purchased funds	37	52	47	61	270
Subordinated notes	65	65	65	109	109
Stockholders’ equity (1)	4,504	1,359	1,340	1,351	1,326
Non-performing assets	18	19	23	23	28
Net loan charge-offs	3.7	0.4	1.4	4.1	0.2

Average Balances:
Loans	$9,169	$9,305	$9,247	$9,083	$8,897
Short-term investments	3,236	305	173	137	82
Securities	70	74	166	669	1,070
Earning assets	12,475	9,684	9,586	9,889	10,049
Total assets	13,399	10,601	10,553	10,778	10,939
Deposits	9,195	9,022	8,923	8,897	9,119
Funding liabilities	9,268	9,094	9,030	9,275	9,463
Stockholders’ equity (1)	3,975	1,338	1,355	1,331	1,308

Ratios:
Net loan charge-offs to average loans (annualized)	0.16%	0.01%	0.06%	0.18%	0.01%
Non-performing assets to total loans, REO and repossessed assets	0.20	0.21	0.24	0.25	0.31
Allowance for loan losses to non-performing loans	404.8	389.4	327.9	354.9	266.8
Allowance for loan losses to total loans	0.80	0.80	0.79	0.81	0.82
Average stockholders’ equity to average assets	29.7	12.6	12.8	12.3	12.0
Stockholders’ equity to total assets	32.6	11.7	12.5	12.7	12.1
Tier 1 leverage capital (2)	22.6	11.3	12.0	11.8	11.5
Tier 1 risk-based capital (2)	31.4	14.7	14.8	14.7	14.8
Total risk-based capital (2)	32.7	16.0	16.1	16.2	16.4

(1)	The increase from March 31, 2007 primarily reflects net proceeds of $3.3 billion from the sale of 172.2 million shares of People’s United Financial, Inc. common stock in connection with the second-step conversion completed on April 16, 2007.
(2)	June 30, 2007 capital ratios are preliminary. Calculated in accordance with Office of Thrift Supervision regulations since September 30, 2006 and in accordance with Federal Deposit Insurance Corporation regulations for June 30, 2006.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	June 30, 2007	March 31, 2007	June 30, 2006
Assets
Cash and due from banks	$360.9	$341.4	$400.0
Short-term investments	2,236.7	1,212.9	45.8

Total cash and cash equivalents	2,597.6	1,554.3	445.8

Securities:
Trading account securities, at fair value	26.4	29.6	29.8
Securities available for sale, at fair value	42.1	42.0	869.8
Securities held to maturity, at amortized cost	1.1	1.1	1.1

Total securities	69.6	72.7	900.7

Securities purchased under agreements to resell	1,418.0	—	25.0

Loans:
Residential mortgage	3,553.0	3,763.7	3,804.1
Commercial	2,451.3	2,439.7	2,159.4
Commercial real estate	1,784.1	1,821.7	1,786.7
Consumer	1,258.1	1,284.9	1,283.5

Total loans	9,046.5	9,310.0	9,033.7
Less allowance for loan losses	(72.5)	(74.4)	(74.0)

Total loans, net	8,974.0	9,235.6	8,959.7

Bank-owned life insurance	218.0	215.2	209.0
Premises and equipment, net	147.4	143.2	135.2
Goodwill and other acquisition-related intangibles	104.5	104.8	105.5
Other assets	293.1	276.6	223.8

Total assets	$13,822.2	$11,602.4	$11,004.7

Liabilities
Deposits:
Non-interest-bearing	$2,302.8	$2,332.5	$2,342.8
Savings, interest-bearing checking and money market	3,194.4	3,297.7	3,560.2
Time	3,593.7	3,694.5	3,300.2
Subscription funds	—	642.9	—

Total deposits	9,090.9	9,967.6	9,203.2

Borrowings:
Federal funds purchased	—	7.8	116.0
Federal Home Loan Bank advances	—	—	105.0

Total borrowings	—	7.8	221.0

Subordinated notes	65.3	65.3	108.7
Other liabilities	161.9	202.9	145.5

Total liabilities	9,318.1	10,243.6	9,678.4

Stockholders’ Equity
Common stock ($0.01 par value; 1.95 billion shares authorized; 300.9 million shares issued and outstanding)	3.0	—	—
Common stock (without par value; 450.0 million shares and 150.0 million shares authorized; 142.3 million shares and 142.0 million shares issued and outstanding)	—	142.3	142.0
Additional paid-in capital	3,709.4	182.4	176.2
Retained earnings	1,055.2	1,080.5	1,037.1
Unallocated common stock held by the employee stock ownership plan	(214.4)	—	—
Accumulated other comprehensive loss	(49.1)	(46.4)	(29.0)

Total stockholders’ equity	4,504.1	1,358.8	1,326.3

Total liabilities and stockholders’ equity	$13,822.2	$11,602.4	$11,004.7

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006
Interest and dividend income:
Residential mortgage	$47.1	$49.0	$50.0	$47.7	$45.4
Commercial	42.0	40.6	39.2	38.0	36.1
Commercial real estate	32.1	31.8	33.5	32.2	31.0
Consumer	22.5	22.9	23.5	23.0	21.6

Total interest on loans	143.7	144.3	146.2	140.9	134.1
Securities	1.0	1.1	2.2	6.7	9.2
Short-term investments	28.1	4.0	2.2	1.6	0.7
Securities purchased under agreements to resell	14.7	—	—	0.2	0.3

Total interest and dividend income	187.5	149.4	150.6	149.4	144.3

Interest expense:
Deposits	53.8	52.3	52.1	47.1	42.9
Borrowings	0.1	0.1	0.2	3.7	2.8
Subordinated notes	1.6	1.7	2.2	2.4	2.5

Total interest expense	55.5	54.1	54.5	53.2	48.2

Net interest income	132.0	95.3	96.1	96.2	96.1
Provision for loan losses	1.8	0.8	1.4	4.1	0.2

Net interest income after provision for loan losses	130.2	94.5	94.7	92.1	95.9

Non-interest income:
Fee-based revenues:
Service charges on deposit accounts	19.5	18.0	19.4	20.1	20.0
Insurance revenue	6.2	7.3	7.1	6.6	5.8
Brokerage commissions	3.6	3.4	3.0	2.9	3.2
Other fees	9.2	9.1	10.0	8.6	8.5

Total fee-based revenues	38.5	37.8	39.5	38.2	37.5
Net security losses	—	—	—	(23.2)	(4.0)
Bank-owned life insurance	2.7	2.4	2.8	2.2	2.2
Net gains on sales of residential mortgage loans	0.9	0.7	0.5	0.5	0.6
Other non-interest income	3.4	2.7	2.5	2.8	2.9

Total non-interest income	45.5	43.6	45.3	20.5	39.2

Non-interest expense:
Compensation and benefits	54.9	51.3	49.4	51.3	50.3
Occupancy and equipment	16.2	16.5	15.4	15.6	15.4
Contribution to the People’s United Community Foundation	60.0	—	—	—	—
Professional and outside service fees	6.7	6.2	6.5	5.8	6.1
Other non-interest expense	17.9	14.1	14.3	14.4	14.8

Total non-interest expense	155.7	88.1	85.6	87.1	86.6

Income from continuing operations before income tax expense	20.0	50.0	54.4	25.5	48.5
Income tax expense	6.9	16.9	15.7	8.6	16.3

Income from continuing operations	13.1	33.1	38.7	16.9	32.2

Discontinued operations:
Income from discontinued operations, net of tax	0.4	0.5	0.6	0.1	0.7

Income from discontinued operations	0.4	0.5	0.6	0.1	0.7

Net income	$13.5	$33.6	$39.3	$17.0	$32.9

Diluted earnings per common share:
Income from continuing operations	$0.05	$0.11	$0.13	$0.05	$0.11
Income from discontinued operations	—	—	—	0.01	—
Net income	0.05	0.11	0.13	0.06	0.11

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended
(in millions, except per share data)	June 30, 2007	June 30, 2006
Interest and dividend income:
Residential mortgage	$96.1	$87.5
Commercial	82.6	69.3
Commercial real estate	63.9	60.3
Consumer	45.4	41.8

Total interest on loans	288.0	258.9
Securities	2.1	21.1
Short-term investments	32.1	1.5
Securities purchased under agreements to resell	14.7	0.6

Total interest and dividend income	336.9	282.1

Interest expense:
Deposits	106.1	80.9
Borrowings	0.2	6.1
Subordinated notes	3.3	5.0

Total interest expense	109.6	92.0

Net interest income	227.3	190.1
Provision for loan losses	2.6	(2.1)

Net interest income after provision for loan losses	224.7	192.2

Non-interest income:
Fee-based revenues:
Service charges on deposit accounts	37.5	38.3
Insurance revenue	13.5	13.6
Brokerage commissions	7.0	6.3
Other fees	18.3	17.1

Total fee-based revenues	76.3	75.3
Bank-owned life insurance	5.1	4.1
Net security losses	—	(4.0)
Net gains on sales of residential mortgage loans	1.6	1.0
Other non-interest income	6.1	5.2

Total non-interest income	89.1	81.6

Non-interest expense:
Compensation and benefits	106.2	102.2
Occupancy and equipment	32.7	31.2
Contribution to the People’s United Community Foundation	60.0	—
Professional and outside service fees	12.9	12.0
Other non-interest expense	32.0	28.8

Total non-interest expense	243.8	174.2

Income from continuing operations before income tax expense	70.0	99.6
Income tax expense	23.8	33.5

Income from continuing operations	46.2	66.1

Discontinued operations:
Income from discontinued operations, net of tax	0.9	1.6

Income from discontinued operations	0.9	1.6

Net income	$47.1	$67.7

Diluted earnings per common share:
Income from continuing operations	$0.16	$0.22
Income from discontinued operations	—	—
Net income	0.16	0.22

People’s United Financial, Inc.

AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2007			March 31, 2007			June 30, 2006
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Earning assets:
Short-term investments	$2,121.4	$28.1	5.30%	$305.0	$4.0	5.24%	$57.0	$0.7	4.66%
Securities purchased under agreements to resell	1,115.0	14.7	5.29	—	—	—	25.0	0.3	5.06
Securities (2)	70.1	1.0	5.59	74.1	1.1	5.70	1,069.5	9.2	3.46
Loans:
Residential mortgage	3,666.5	47.1	5.14	3,828.2	49.0	5.12	3,754.0	45.4	4.83
Commercial	2,425.1	42.0	6.93	2,363.7	40.6	6.87	2,120.6	36.1	6.81
Commercial real estate	1,806.1	32.1	7.11	1,808.2	31.8	7.03	1,750.6	31.0	7.09
Consumer	1,271.2	22.5	7.08	1,305.2	22.9	7.03	1,272.4	21.6	6.80

Total loans	9,168.9	143.7	6.27	9,305.3	144.3	6.20	8,897.6	134.1	6.03

Total earning assets	$12,475.4	$187.5	6.01%	$9,684.4	$149.4	6.17%	$10,049.1	$144.3	5.74%

Funding liabilities:
Deposits:
Non-interest-bearing	$2,171.6	$—	—%	$2,125.6	$—	—%	$2,235.8	$—	—%
Savings, interest-bearing checking and money market	3,214.3	12.0	1.49	3,182.8	11.8	1.48	3,600.7	12.5	1.38
Time	3,627.9	41.4	4.57	3,618.2	40.3	4.45	3,241.6	29.7	3.67

Total core deposits	9,013.8	53.4	2.37	8,926.6	52.1	2.33	9,078.1	42.2	1.86
Non-core deposits (3)	181.3	0.4	0.82	95.7	0.2	0.92	41.0	0.7	7.06

Total deposits	9,195.1	53.8	2.34	9,022.3	52.3	2.32	9,119.1	42.9	1.88

Borrowings:
Federal funds purchased	7.7	0.1	5.17	5.7	0.1	6.00	199.8	2.4	4.84
Federal Home Loan Bank advances	—	—	—	0.6	—	5.04	35.4	0.4	5.02

Total borrowings	7.7	0.1	5.17	6.3	0.1	5.92	235.2	2.8	4.87

Subordinated notes	65.3	1.6	10.15	65.3	1.7	10.16	108.7	2.5	9.04

Total funding liabilities	$9,268.1	$55.5	2.40%	$9,093.9	$54.1	2.38%	$9,463.0	$48.2	2.04%

Excess of earning assets over funding liabilities	$3,207.3			$590.5			$586.1

Net interest income/spread		$132.0	3.61%		$95.3	3.79%		$96.1	3.70%

Net interest margin			4.23%			3.94%			3.82%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	Average balances for the three months ended June 30, 2007 and March 31, 2007 include $168.9 million and $84.0 million, respectively, in escrow funds related to People’s United Financial, Inc.’s subscription offering.

People’s United Financial, Inc.

AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2007			June 30, 2006
Six months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Earning assets:
Short-term investments	$1,218.2	$32.1	5.27%	$65.7	$1.5	4.49%
Securities purchased under agreements to resell	560.6	14.7	5.26	25.0	0.6	4.94
Securities (2)	72.1	2.1	5.65	1,196.6	21.1	3.53
Loans:
Residential mortgage	3,746.9	96.1	5.13	3,642.1	87.5	4.80
Commercial	2,394.6	82.6	6.90	2,078.0	69.3	6.68
Commercial real estate	1,807.1	63.9	7.07	1,741.0	60.3	6.93
Consumer	1,288.1	45.4	7.06	1,266.2	41.8	6.60

Total loans	9,236.7	288.0	6.24	8,727.3	258.9	5.93

Total earning assets	$11,087.6	$336.9	6.08%	$10,014.6	$282.1	5.63%

Funding liabilities:
Deposits:
Non-interest-bearing	$2,148.7	$—	—%	$2,213.2	$—	—%
Savings, interest-bearing checking and money market	3,198.6	23.8	1.49	3,637.7	24.3	1.33
Time	3,623.1	81.7	4.51	3,137.9	54.9	3.50

Total core deposits	8,970.4	105.5	2.35	8,988.8	79.2	1.76
Non-core deposits (3)	138.8	0.6	0.85	66.2	1.7	5.17

Total deposits	9,109.2	106.1	2.33	9,055.0	80.9	1.79

Borrowings:
Federal funds purchased	6.7	0.2	5.16	237.7	5.4	4.56
Federal Home Loan Bank advances	0.3	—	5.07	33.6	0.7	4.74

Total borrowings	7.0	0.2	5.16	271.3	6.1	4.58

Subordinated notes	65.3	3.3	10.16	108.7	5.0	9.04

Total funding liabilities	$9,181.5	$109.6	2.39%	$9,435.0	$92.0	1.95%

Excess of earning assets over funding liabilities	$1,906.1			$579.6

Net interest income/spread		$227.3	3.69%		$190.1	3.68%

Net interest margin			4.10%			3.80%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	Average balances for the six months ended June 30, 2007 include $126.7 million in escrow funds related to People’s United Financial, Inc.’s subscription offering.

People’s United Financial, Inc.

NON-PERFORMING ASSETS

(dollars in millions)	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006
Non-accrual loans:
Commercial	$8.2	$11.3	$11.9	$3.0	$6.9
Residential mortgage	4.2	5.0	6.7	7.8	4.8
PCLC	3.9	1.4	2.1	2.1	2.6
Consumer	1.5	1.3	1.7	1.3	1.1
Commercial real estate	0.1	0.1	0.2	6.6	12.3

Total non-accrual loans	17.9	19.1	22.6	20.8	27.7
Real estate owned (“REO”) and repossessed assets, net	0.5	0.3	0.1	2.1	0.4

Total non-performing assets	$18.4	$19.4	$22.7	$22.9	$28.1

Non-performing loans as a percentage of total loans	0.20%	0.21%	0.24%	0.23%	0.31%
Non-performing assets as a percentage of total loans, REO and repossessed assets	0.20	0.21	0.24	0.25	0.31
Non-performing assets as a percentage of stockholders’ equity and allowance for loan losses	0.40	1.35	1.61	1.61	2.01
Allowance for loan losses as a percentage of non-performing loans	404.8	389.4	327.9	354.9	266.8
Allowance for loan losses as a percentage of total loans	0.80	0.80	0.79	0.81	0.82

People’s United Financial, Inc. ALLOWANCE FOR LOAN LOSSES
	Three Months Ended
(in millions)	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006
Balance at beginning of period	$74.4	$74.0	$74.0	$74.0	$74.0
Charge-offs	(4.6)	(0.8)	(2.0)	(4.7)	(1.1)
Recoveries	0.9	0.4	0.6	0.6	0.9

Net loan charge-offs	(3.7)	(0.4)	(1.4)	(4.1)	(0.2)
Provision for loan losses	1.8	0.8	1.4	4.1	0.2

Balance at end of period	$72.5	$74.4	$74.0	$74.0	$74.0

People’s United Financial, Inc. NET LOAN CHARGE-OFFS (RECOVERIES)
	Three Months Ended
(in millions)	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006
Consumer	$0.2	$0.3	$0.6	$0.3	$0.3
PCLC	0.4	0.1	—	—	—
Commercial	3.7	—	0.8	3.9	—
Residential mortgage	(0.6)	—	—	(0.1)	0.1
Commercial real estate	—	—	—	—	(0.2)

Total	$3.7	$0.4	$1.4	$4.1	$0.2